Exhibit 99.01


[Sento's letterhead]


                    SENTO SIGNS CONSUMER ELECTRONICS CONTRACT
              -18 month contract currently valued at $975,000 USD-


AMERICAN FORK, Utah, January 12, 2005 - Sento Corporation (Nasdaq: SNTO - news), a global provider of outsourced customer care and sales support services, which recently acquired Xtrasource, Inc., announced today that it has signed an 18-month European services contract with a U.S.-based consumer electronics company. The contract, which consists of telephone support, related customer services and product support, is valued at approximately $975,000 USD, subject to Euro-U.S. dollar currency rate fluctuations. The contract is renewable in 12-month increments at the conclusion of the first 18 months of service.

Sento attributes this new contract to the newly acquired European footprint as a result of the Company's Xtrasource acquisition. For the new client, Sento will deploy its innovative service intervention model. This model, currently in use with other clients, produces major cost savings and increases customer satisfaction by eliminating a significant number of "No Fault Found" service claims and/or returns. Additionally, Sento will utilize its service portals to manage and improve the new client's customer service efficiencies. The Company believes this new client contract is an important step in attracting additional business opportunities within the consumer electronics, PC, peripherals and services industries.

Patrick F. O'Neal, Sento's President and CEO, commented, "We are extremely pleased to announce this latest service intervention contract. This new business further validates Sento's purchase of Xtrasource and results from the fact that we now have five experienced sales people engaged in delivering the Sento right-channeling message in Europe and North America. Sento is pushing ahead with our expansion efforts by continuing to diversify our client base and add new services."

Sento's new Senior Vice President of Business Development, Thomas C. Tyler, formerly CEO of Xtrasource, stated, "This contract is only the beginning. We are aggressively pursuing business development opportunities that leverage our combined strengths."

SENTO PROFILE

Sento Corporation (www.sento.com) is a leading provider of outsourced customer support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's CustomerChoice PlatformSM, an integrated suite of multi-channel CRM technologies, customers are right channeled, that is, given a choice of self-service and assisted-service options - via web, e-mail, chat, and phone - resulting in increased customer satisfaction and dramatic cost savings to Sento's clients. Sento provides support in 18 languages, with offices in Utah, Wyoming, North Carolina, France and the Netherlands.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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